Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Melissa Selcher
Cisco	Cisco
+1 (408) 853-9848	+1 (408) 424-1335
rojenkin@cisco.com	mselcher@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $11.9 billion (increase of 6% year over year)

•	Q1 Net Income: $2.1 billion GAAP (increase of 18% year over year); $2.6 billion non-GAAP (increase of 11% year over year)

•	Q1 Earnings per Share: $0.39 GAAP (increase of 18% year over year); $0.48 non-GAAP (increase of 12% year over year)

SAN JOSE, Calif. — November 13, 2012 — Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 27, 2012. Cisco reported first quarter net sales of $11.9 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.1 billion or $0.39 per share, and non-GAAP net income of $2.6 billion or $0.48 per share.

“We delivered record results this quarter - with revenue growth of 6 percent and strong earnings per share growth - demonstrating our vision and strategy are working,” said John Chambers, chairman and chief executive officer, Cisco. “Our innovation engine, operational discipline and on-going evolution are enabling us to differentiate in the market.”

Chambers continued, “Cisco is at the center of the major market transitions – cloud, mobility, video – and yet we believe the largest market transition lies ahead of us, as the Internet of Everything becomes a reality. Cisco has the unique ability to turn information that will flow across networks into new capabilities and richer experiences. The Internet of Everything will create unprecedented possibilities for businesses, individuals and countries, and Cisco is poised to lead and fully maximize the opportunities of this evolution.”

GAAP Results

	Q1 2013	Q1 2012	Vs. Q1 2012
Net Sales	$11.9 billion	$11.3 billion	5.5%
Net Income	$2.1 billion	$1.8 billion	17.7%
Earnings per Share	$0.39	$0.33	18.2%

Non-GAAP Results

	Q1 2013	Q1 2012	Vs. Q1 2012
Net Income	$2.6 billion	$2.3 billion	10.6%
Earnings per Share	$0.48	$0.43	11.6%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 5.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Cash and Cash Equivalents and Investments

•

Cash flows from operations were $2.5 billion for the first quarter of fiscal 2013, compared with $2.3 billion for the first quarter of fiscal 2012, and compared with $3.1 billion for the fourth quarter of fiscal 2012.

•	Cash and cash equivalents and investments were $45.0 billion at the end of the first quarter of fiscal 2013, compared with $48.7 billion at the end of the fourth quarter of fiscal 2012.

Dividends and Stock Repurchase Program

During the first quarter of fiscal 2013:

•	The combination of cash used for dividends and common stock repurchases under the stock repurchase program totaled approximately $1.0 billion.

•	Cisco paid a cash dividend of $0.14 per common share, or $744 million.

•

Cisco repurchased 15 million shares of common stock under the stock repurchase program at an average price of $16.44 per share for an aggregate purchase price of $253 million. As of October 27, 2012, Cisco had repurchased and retired 3.8 billion shares of Cisco common stock at an average price of $20.34 per share for an aggregate purchase price of approximately $76.4 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $5.6 billion with no termination date.

“Once again, we delivered strong financial performance with continued execution on our long-term strategy of growing profits faster than revenue and driving long-term value to our shareholders,” stated Frank Calderoni, executive vice president and chief financial officer, Cisco. “We remain confident in our financial strategy and in our ability to consistently execute moving forward.”

Select Global Business Highlights

•

Cisco announced the completion of its acquisition of NDS Group Ltd., a leading provider of video software and content security solutions that help service providers and media companies to securely deliver and monetize new video experiences.

•

Cisco and NBC Olympics provided a personalized, interactive, multiscreen Olympics experience at the 2012 London Olympic Games to select users at event venues and accommodations using Cisco® Videoscape™.

•	Cisco and Citrix announced a significant expansion of their successful desktop virtualization partnership into three strategic areas: cloud networking, cloud orchestration, and mobile workstyles.

•

Cisco and EMC announced further collaboration to help accelerate IT transformation by providing customers with choice and flexibility via “three paths to the cloud” — custom-design infrastructure, validated reference architectures, and pre-integrated converged infrastructure.

Cisco Innovation

•	Cisco introduced an expanded and enhanced content delivery network portfolio, branded as the Cisco Videoscape Distribution Suite.

•

Cisco introduced a new wave of security solutions designed to fortify data centers against the threats they face in moving toward more consolidated and virtualized environments, while also helping businesses to take advantage of new cloud-based models.

•	Cisco announced new elastic core networking capabilities that help service providers to cost-effectively launch and scale revenue-generating services within minutes instead of months.

•

Cisco introduced a new Unified Access solution, a highly secure network infrastructure based on one policy source and one management solution for the entire network, to help organizations quickly respond to new business opportunities while managing rapidly changing network demands.

•

Cisco introduced a full suite of solutions for the SAP HANA platform built on the Cisco Unified Computing System™ allowing customers to experience benefits – realtime data analytics and data warehousing – in seconds instead of hours.

•	Cisco unveiled enhancements to its collaboration portfolio, delivered via public, private or hybrid cloud models.

Select Customer Announcements

•

Miami International Securities Exchange, LLC announced plans to offer a trading platform built on Cisco’s ultra-low latency intelligent network infrastructure and designed from the ground up to address the highly secure, functional and high performance demands of the derivatives market.

•

Cisco and Manila Electric Company (Meralco), the Philippines’ largest distributor of electrical power, announced a collaboration to provide reliable computing and networking infrastructure as a foundation for operations on a smart grid.

•

Cisco, Barcelona’s City Council, and GDF SUEZ agreed to launch, and agreed on the criteria for the creation of, the City Protocol (the first certification system for smart cities) that can be put into practice by any city in the world.

•

SBB-Telemach Group, the largest pay-TV platform in southeast Europe providing television, Internet, and telephony services, selected the Cisco Videoscape-capable Personal DVB Set-Tops (PDS) Series and Cisco Integration Services to deliver next-generation television services.

•

Cisco and the United Nations (UN) Office for the Coordination of Humanitarian Affairs (OCHA) reached an agreement that will allow any United Nations organization to access Cisco’s networking technology solutions for emergency communications assistance during UN disaster relief missions.

•

Barclays Center will feature Cisco’s Connected Sports and Entertainment solutions – Connected Stadium Wi-Fi and StadiumVision™ to deliver a next-generation fan experience and make this venue one of the most technologically advanced arenas in the world.

•	Cisco announced that it has been selected by NBN Co. to provide equipment for its national data connectivity network, which is part of the Australian National Broadband Network.

•

Itaú BBA will invest $2 million in technology to expand its Latin American businesses and has selected Cisco solutions for its IT environment, including servers, networking, increased access security and IP telephony systems.

Editor’s Note:

•

Q1 2013 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Tuesday, November 13, 2012. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, November 13, 2012 to 4:30 p.m. Pacific Time, November 20, 2012 at 1-800-224-1051 (United States) or 1-402-220-3762 (international). The replay also will be available via webcast from November 13, 2012 through January 18, 2013 on the Cisco Investor Relations website at http://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 13, 2012. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding our innovation engine and operational strategies, operational discipline and execution, the evolution of our industry, major market transitions and our position with respect to such transitions) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 12, 2012. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 27, 2012 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, other acquisition-related costs, significant asset impairments and restructurings, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items, such as significant gains or losses from contingencies that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2012 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco UCS, Cisco Unified Computing System, StadiumVision, and Videoscape are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to this URL: www.cisco.com/go/trademarks. Third party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 27, 2012	October 29, 2011
NET SALES:
Product	$9,297	$8,952
Service	2,579	2,304

Total net sales	11,876	11,256
COST OF SALES:
Product	3,748	3,563
Service	889	803

Total cost of sales	4,637	4,366

GROSS MARGIN	7,239	6,890
OPERATING EXPENSES:
Research and development	1,431	1,375
Sales and marketing	2,416	2,452
General and administrative	560	552
Amortization of purchased intangible assets	122	99
Restructuring and other charges	59	202

Total operating expenses	4,588	4,680

OPERATING INCOME	2,651	2,210
Interest income	161	164
Interest expense	(148)	(148)
Other income (loss), net	(33)	19

Interest and other income (loss), net	(20)	35

INCOME BEFORE PROVISION FOR INCOME TAXES	2,631	2,245
Provision for income taxes	539	468

NET INCOME	$2,092	$1,777

Net income per share:
Basic	$0.39	$0.33

Diluted	$0.39	$0.33

Shares used in per-share calculation:
Basic	5,301	5,394

Diluted	5,334	5,407

Cash dividends declared per common share	$0.14	$0.06

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 27, 2012	October 29, 2011
GAAP net income	$2,092	$1,777
Adjustments to cost of sales:
Share-based compensation expense	45	50
Amortization of acquisition-related intangible assets	134	87
Impact to cost of sales from purchase accounting adjustments to inventory	24	—
Significant asset impairments and restructurings	—	(5)

Total adjustments to GAAP cost of sales	203	132

Adjustments to operating expenses:
Share-based compensation expense	264	291
Amortization of acquisition-related intangible assets	122	99
Other acquisition-related costs	15	8
Significant asset impairments and restructurings	59	202

Total adjustments to GAAP operating expenses	460	600

Total adjustments to GAAP income before provision for income taxes	663	732

Income tax effect	(186)	(187)

Non-GAAP net income	$2,569	$2,322

Diluted net income per share:
GAAP	$0.39	$0.33

Non-GAAP	$0.48	$0.43

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 27, 2012	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,773	$9,799
Investments	40,227	38,917
Accounts receivable, net of allowance for doubtful accounts of $224 at October 27, 2012 and $207 at July 28, 2012	3,942	4,369
Inventories	1,709	1,663
Financing receivables, net	3,726	3,661
Deferred tax assets	2,253	2,294
Other current assets	1,277	1,230

Total current assets	57,907	61,933
Property and equipment, net	3,409	3,402
Financing receivables, net	3,695	3,585
Goodwill	20,443	16,998
Purchased intangible assets, net	3,449	1,959
Other assets	3,740	3,882

TOTAL ASSETS	$92,643	$91,759

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$55	$31
Accounts payable	889	859
Income taxes payable	200	276
Accrued compensation	2,710	2,928
Deferred revenue	8,721	8,852
Other current liabilities	4,539	4,785

Total current liabilities	17,114	17,731
Long-term debt	16,272	16,297
Income taxes payable	1,577	1,844
Deferred revenue	3,902	4,028
Other long-term liabilities	1,077	558

Total liabilities	39,942	40,458
Total equity	52,701	51,301

TOTAL LIABILITIES AND EQUITY	$92,643	$91,759

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 27, 2012	October 29, 2011
Cash flows from operating activities:
Net income	$2,092	$1,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	612	621
Share-based compensation expense	306	341
Provision for receivables	29	(13)
Deferred income taxes	135	109
Excess tax benefits from share-based compensation	(15)	(21)
Net losses (gains) on investments	15	(13)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	615	399
Inventories	42	(168)
Financing receivables	(132)	(9)
Other assets	99	(374)
Accounts payable	(19)	36
Income taxes, net	(372)	(38)
Accrued compensation	(359)	(548)
Deferred revenue	(295)	232
Other liabilities	(288)	2

Net cash provided by operating activities	2,465	2,333

Cash flows from investing activities:
Purchases of investments	(8,213)	(11,770)
Proceeds from sales of investments	2,447	7,721
Proceeds from maturities of investments	4,388	1,179
Acquisition of property and equipment	(265)	(265)
Acquisition of businesses, net of cash and cash equivalents acquired	(4,912)	(38)
Purchases of investments in privately held companies	(9)	(153)
Return of investments in privately held companies	12	58
Other	22	77

Net cash used in investing activities	(6,530)	(3,191)

Cash flows from financing activities:
Issuances of common stock	117	203
Repurchases of stock – repurchase program	(183)	(1,744)
Shares repurchased for tax withholdings on vesting of restricted stock units	(203)	(137)
Short-term borrowings, maturities less than 90 days, net	23	—
Excess tax benefits from share-based compensation	15	21
Dividends paid	(744)	(322)
Other	14	(78)

Net cash used in financing activities	(961)	(2,057)

Net decrease in cash and cash equivalents	(5,026)	(2,915)
Cash and cash equivalents, beginning of period	9,799	7,662

Cash and cash equivalents, end of period	$4,773	$4,747

Cash paid for:
Interest	$221	$220
Income taxes	$776	$398

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 27, 2012	July 28, 2012
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,773	$9,799
Fixed income securities	38,464	37,297
Publicly traded equity securities	1,763	1,620

Total	$45,000	$48,716

INVENTORIES
Raw materials	$101	$127
Work in process	36	35
Finished goods:
Distributor inventory and deferred cost of sales	671	630
Manufactured finished goods	615	597

Total finished goods	1,286	1,227
Service-related spares	237	213
Demonstration systems	49	61

Total	$1,709	$1,663

PROPERTY AND EQUIPMENT, NET
Land, buildings, and building & leasehold improvements	$4,458	$4,363
Computer equipment and related software	1,491	1,469
Production, engineering, and other equipment	5,495	5,364
Operating lease assets	312	300
Furniture and fixtures	494	487

	12,250	11,983
Less accumulated depreciation and amortization	(8,841)	(8,581)

Total	$3,409	$3,402

OTHER ASSETS
Deferred tax assets	$2,061	$2,270
Investments in privately held companies	830	858
Other	849	754

Total	$3,740	$3,882

DEFERRED REVENUE
Service	$8,753	$9,173
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,074	2,975
Cash receipts related to unrecognized revenue from two-tier distributors	796	732

Total product deferred revenue	3,870	3,707

Total	$12,623	$12,880

Reported as:
Current	$8,721	$8,852
Noncurrent	3,902	4,028

Total	$12,623	$12,880

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 27, 2012	October 29, 2011
Cost of sales—product	$10	$13
Cost of sales—service	35	37

Share-based compensation expense in cost of sales	45	50

Research and development	84	101
Sales and marketing	130	142
General and administrative	50	48
Restructuring and other charges	(3)	—

Share-based compensation expense in operating expenses	261	291

Total share-based compensation expense	$306	$341

The income tax benefit for share-based compensation expense was $79 million and $90 million for the three months ended October 27, 2012 and October 29, 2011, respectively.

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	October 27, 2012	July 28, 2012	October 29, 2011
Accounts receivable	$3,942	$4,369	$4,300
Days sales outstanding in accounts receivable (DSO)	30	34	35

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	October 27, 2012	July 28, 2012	October 29, 2011
Annualized inventory turns- GAAP	11.0	11.7	11.2
Cost of sales adjustments	(0.5)	(0.4)	(0.3)

Annualized inventory turns- non-GAAP	10.5	11.3	10.9

GAAP cost of sales	$4,637	$4,605	$4,366
Cost of sales adjustments:
Share-based compensation expense	(45)	(54)	(50)
Amortization of acquisition-related intangible assets	(134)	(100)	(87)
Impact to cost of sales from purchase accounting adjustments to inventory	(24)	—	—
Significant asset impairments and restructurings	—	5	5

Non-GAAP cost of sales	$4,434	$4,456	$4,234

REPURCHASE OF COMMON STOCK AND DIVIDENDS PAID

(In millions)

Three Months Ended	October 27, 2012	July 28, 2012	April 28, 2012	January 28, 2012	October 29, 2011
Repurchase of common stock under the stock repurchase program	$253	$1,800	$550	$466	$1,544
Dividends paid	744	425	432	322	322

Total	$997	$2,225	$982	$788	$1,866